Exhibit 99-B.4.3
RELIASTAR LIFE INSURANCE COMPANY

A Stock Company
Home Office: 20 Washington Avenue South Minneapolis, Minnesota 55401	ING Service Center: P.O. Box 5050 Minot, North Dakota 58702-5050
RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to ReliaStar Life Insurance Company, P.O. Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.

NOTICE

Annuity payouts and Contract Values provided by this contract, when based on the investment experience of the Variable Account, are variable and may increase or decrease in value based on the investment experience of the Variable Account.

This contract is a legal contract between you and ReliaStar Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death and the Beneficiary's written request for distribution of the death benefit.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.
/s/ Donald W. Britton	/s/ Paula Cludray-Engleke
President	Secretary
FLEXIBLE PURCHASE PAYMENT INDIVIDUAL DEFERRED ANNUITY CONTRACT
Nonparticipating
VARIABLE ACCUMULATION
VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS

Form No. 40065 11-04	IRA/NQ-M
Table of Contents
Section	Page
1 2 3 4 5 6 7 8 9 10 11 12 13 14

Definitions ......................................................................................

The Contract ..................................................................................

Purchase Payments .......................................................................

Variable Account ...........................................................................

Reallocations of Contract Value ....................................................

Withdrawals ...................................................................................

Annuity Benefits .............................................................................

General Provisions ........................................................................

Payments at Death ........................................................................

Restrictions on Distributions ...........................................................

Amendment and Disclaimer ...........................................................

Termination ....................................................................................

If Your Contract Is an IRA ..............................................................

If Your Contract Is a ROTH IRA .....................................................

3 6 6 7 9 10 12 29 30 31 32 32 33 35
Additional benefits, if any, are listed on the Contract Data Page.

Form No. 40065 11-04	IRA/NQ-M
CONTRACT DATA PAGE

FLEXIBLE PURCHASE PAYMENT INDIVIDUAL DEFERRED
ANNUITY CONTRACT

Purchase Payments:
Minimum Initial or Periodic Purchase Payment	[$50.00]
Withdrawal Charges:
Table of Withdrawal Charges
Number of Years Since Purchase Payment Received	Withdrawal Charge as Percentage of Each Purchase Payment
[Less than 1 1 or more but less than 2 2 or more but less than 3 3 or more	7% 6% 4% 0%]
Other Charges:
Mortality and Expense Risk Charge: Administrative Charge: Annual Contract Charge:	[1.40%] of the daily Variable Account Contract Value [0.20%] of the daily Variable Account Contract Value (charged quarterly) [$35]
Riders Available:

Optional Riders are available under this contract. Any Rider(s) chosen with this contract are located at the back of the contract. Please refer to the Rider for the fees and charges applicable, if any.

Owner:	{JOHN DOE}
Issue Date:	{02/01/2004}
Contract No.:	{123456}
Form No. 40065 11-04	A	IRA/NQ-M
Section 1 - Definitions

Accumulation Unit. A unit of measure used to determine the Variable Account Contract Value.

Annuitant(s). The person whose life determines the annuity payouts payable under the contract at the Start Date. You are the Annuitant unless you have designated someone else.

Annuity Payout Date. The first business day of any calendar month in which a Fixed or Variable Annuity Payout is made under the contract.

Annuity Unit. A unit of measure used to determine the amount of a Variable Annuity Payout after the first annuity payout.

Beneficiary. The person(s) entitled to receive any payments after your death as determined under Section 9.

Code. The Federal Internal Revenue Code of 1986 (IRC), as amended.

Contingent Beneficiary. The person(s) you name to become the Beneficiary if the Primary Beneficiary would have been entitled to receive payments after your death pursuant to Section 9, but is not alive at your death.

Contract Anniversary. The same day and month as the Issue Date each year that this contract remains in force.

Contract Earnings. On any Valuation Date, the Contract Value,

1.	Plus the aggregate Purchase Payments withdrawn up to that date,
2.	Less the aggregate Purchase Payments made up to that date.

Contract Value. The sum of the Variable Account Contract Value (as defined in Section 4D),

2.	Less prior withdrawals (including early withdrawal charges, if applicable),
3.	Less applicable taxes.

Contract Year. Each 12-month period starting with the Issue Date and each Contract Anniversary after that.

Fixed Annuity Payout. A series of periodic payments to the Payee which do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General Account.

Fund. Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof).

General Account. Our assets other than those allocated to the Variable Account or any other separate account.

Intermediate Care Facility. A facility which:

1.	Is primarily engaged in providing, in addition to room and board, basic care under the supervision of a Physician;
2.	Provides continuous basic care including physical, emotional, social and other restorative services 24 hours a day by or under the supervision of a Registered Nurse, or a Licensed Practical Nurse; and
3.	Maintains a daily medical record of each patient.

Irrevocable Beneficiary. The Irrevocable Beneficiary cannot be removed as Beneficiary without his or her consent.

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The Irrevocable Beneficiary must also consent to any full or partial withdrawal or ownership change that the Owner wishes to make.

Issue Date. The effective date of the contract shown on the Contract Data Page.

Licensed Hospital. A Licensed Hospital means the following:

1.	Is licensed as a hospital by the state in which it is located;
2.	Is supervised by a staff of licensed Physicians; and
3.	Operates primarily for the care and treatment of sick and injured inpatients for a charge.

Licensed Practical Nurse. A state licensed practical or vocational nurse (L.P.N.).

Long Term Care Facility. A Long Term Care Facility means any of the following:

1.	A Skilled Nursing Facility; or
2.	An Intermediate Care Facility; or
3.	A Residential Care Facility.

A Long Term Care Facility does not mean any of the following:

1.	An institution that primarily treats drug addiction or alcoholism; or
2.	A home for the aged or mentally ill; or
3.	A community living center; or
4.	An institution that primarily provides residency or retirement care.

Natural Person. A living human being.

Non-Natural Person. A trust or other entity that administers the contract for the benefit of the Annuitant(s).

Notice of Terminal Illness. A written statement acceptable to us, signed by a Physician, which:

1.	Gives the Physician's diagnosis of your noncorrectable medical condition;
2.	Includes documentation supported by clinical, radiological or laboratory evidence of the condition; and
3.	States that, with reasonable medical certainty, the noncorrectable medical condition will result in your death in six months or less from the date of the Notice.

At our expense, we reserve the right to have a Physician of our choosing examine you. In the event the Physician we choose provides a different diagnosis of your medical condition, we reserve the right to rely on the Notice from the Physician of our choosing.

Owner (you, your). The person named on the Application and the Contract Data Page to hold this contract and to exercise all rights and privileges under it. This person's death also initiates payment of the death benefit.

Payee. The person to receive payments under a Fixed or Variable Annuity Payout. Only the Annuitant or a Beneficiary may be the Payee.

Physician. An individual who is licensed to practice medicine and treat illness or injury in the state in which the treatment is received and who is acting within the scope of that license.

Primary Beneficiary. The person(s) named by you to receive any payments after your death (unless there are joint Owners in which case the proceeds are payable to the surviving Owner).

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Purchase Payments. Amounts paid to us on behalf of an Annuitant. These include periodic, single lump sum and transfer payments, less applicable premium taxes, if any, as required by law.

Required Distribution Date. The first day of April of the year following the year in which you reach age 70 1/2 or later if permitted by law or regulation.

Registered Nurse. A state licensed registered graduate professional nurse (R.N.).

Residential Care Facility. A facility which:

1.

Provides care primarily to meet the basic personal needs (such as feeding or personal hygiene) under the supervision of a Registered Nurse, a Licensed Practical Nurse, or a Licensed Vocational Nurse; and

2.	Can provide such care to three or more persons.

Service Center. ReliaStar Life Insurance Company at our administrative office in Minot, North Dakota.

Skilled Nursing Facility. A facility which:

1.	Is primarily engaged in providing, in addition to room and board, professional services under the supervision of a Physician;
2.	Provides continuous skilled nursing service 24 hours a day by or under the supervision of a Registered Nurse; and
3.	Maintains a daily medical record of each patient.

Start Date. The date on which the entire Contract Value is used to purchase a Fixed and/or Variable Annuity Payout. As required by law, the Start Date will not be earlier than the date on which you reach age 59 1/2, unless you meet a permitted exception.

Sub-Account. A subdivision of the Variable Account. Each Sub-Account's assets are invested exclusively in one of the Funds.

Terminal Illness. A disability defined as a noncorrectable medical condition that, with reasonable medical certainty, will result in your death in six months or less from the date of Notice of Terminal Illness signed by a Physician.

Valuation Date. The date and time at which Accumulation Unit Values and Annuity Unit Values of a Sub-Account are calculated. Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open. The Valuation Date may be revised as needed in accordance with applicable federal securities laws and regulations.

Valuation Period. The time between a Valuation Date and the next Valuation Date.

Variable Account. An account that buys and holds shares of the Funds through its Sub-Accounts.

Variable Annuity Payout. A series of periodic payments to the Payee varying in amount based on the investment performance of the Variable Account Sub-Accounts under this contract.

we, us, our. ReliaStar Life Insurance Company at its home office in Minneapolis, Minnesota and its administrative office in Minot, North Dakota.

written, in writing. A written request or notice signed, dated, and received at an address designated by us in a form we accept. You may ask us for the forms.

Form No. 40065 11-04	5	IRA/NQ-M
Section 2 - The Contract
A.	The Contract

The entire contract is the contract; the Contract Data Page; the application; and attached endorsements and/or riders.

Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.

Only statements found in the attached application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B.	Modification of Contract

Only our President or Secretary may change this contract on our behalf, and only with approval from the Commissioner in the state in which this contract was delivered. No agent or any other person may change this contract. Any change must be in writing.

Section 3 - Purchase Payments
A.	General

Purchase Payments must be in cash or a cash equivalent and are payable at our Service Center.

You may make Purchase Payments at any time before the Start Date while the contract is in force.

The initial and each periodic Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page.

On a non-discriminatory basis, we may choose not to accept an additional Purchase Payment:

1.	If the Purchase Payment amount is $250,000 or greater;
2.	If the additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds $1,000,000; or
3.	Due to market conditions and/or financial risk to us.
B.	Allocation of Purchase Payments

You specified the initial allocation of Purchase Payments on your application for this contract. The allocation of future Purchase Payments will remain the same unless you change it.

You may change the percentage allocation among the available Sub-Accounts at any time by giving us written notice. The change is subject to any limitations on the number of Funds available through each contract.

The allocation may be 100% to any one Sub-Account or may be divided between the Sub-Accounts in whole percentage points, totaling 100%. Changes in the allocation will not be effective until the next Valuation Date after we receive your notice and will only affect Purchase Payments we receive after that date.

Reallocations of the Contract Value are governed by Section 5 and are subject to the Frequent Trading Restrictions as described in Section 8.

C.	Right to Cancel Procedure Where Refund of Purchase Payments Is Required

For contracts issued in states that require a refund of all Purchase Payments made, or in the case of any contract issued as an Individual Retirement Annuity (IRA) or ROTH IRA, we will credit the initial Purchase Payment to a money market Sub-Account during the right to cancel period, plus five calendar days. If you cancel your contract within the right to cancel period shown on the cover page, we will refund all Purchase Payments made or the Contract Value, whichever is greater. If you choose to keep the contract, the Purchase Payments will be then allocated among the investment options you selected.

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Section 4 - Variable Account
A.	General

The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

The portion of the assets of the Variable Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.

The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B.	Sub-Accounts

The Variable Account is divided into Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund.

Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value.

We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.

The Fund prospectuses define the net asset value and describe the Funds.

The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the Sub-Accounts.

C.	Accumulation Units

Purchase Payments received under this contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units.

To find the number of Accumulation Units:

1.	Divide the amount of the Purchase Payment allocated to, or any amount reallocated to, the Sub-Account,
2.	By the value of an Accumulation Unit for that Sub-Account on the next Valuation Date.

To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

1.	Divide the amount withdrawn or reallocated,
2.	By the Accumulation Unit value on the next Valuation Date.

Subsequent values on any Valuation Date are equal to:

1.	The previous Accumulation Unit value;
2.	Multiplied by the net investment factor for that Sub-Account for the Valuation Date.
D.	Variable Account Contract Value

The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

1.	The number of Accumulation Units;

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2.	Multiplied by the Accumulation Unit value.

The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E.	Accumulation Unit Value

The value of each Accumulation Unit for any Sub-Account for each Valuation Date is computed by multiplying the net investment factor (see Section 4F) by the Accumulation Unit value for the prior Valuation Date.

Accumulation Unit values may increase or decrease from Valuation Date to Valuation Date.

F.	Net Investment Factor

The net investment factor is an index number which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.

If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:

1.	Is the net result of:
a.	The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the current Valuation Period;
b.	Plus the per share amount of any dividend or capital gain distributions made on the Fund shares held in the Sub-Account during the current Valuation Period;
c.	Plus a per share credit or less a per share charge for any taxes reserved which we determine to have resulted from the operations of the Sub-Account and to be applicable to this contract.
2.	Is the net result of:
a.	The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the last prior Valuation Period;
b.	Plus a per share credit; or
c.

Less a per share charge for any taxes reserved for the last prior Valuation Period which we determine to have resulted from the investment operations of the Sub-Account and to be applicable to this contract.

3.	Is a daily factor representing the Mortality and Expense Risk Charge, adjusted for the number of days in the period. This charge is shown on an annual basis on the Contract Data Page.
G.	Mortality and Expense Risk Charge

The Mortality and Expense Risk Charge pays us for assuming the mortality risk under this contract and for guaranteeing that we will not increase the Annual Contract Charge or the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

This charge is included in the calculation of the net investment factor and is shown on the Contract Data Page.

H.	Administrative Charge and Annual Contract Charge

The Administrative Charge and the Annual Contract Charge shown on the Contract Data Page pay us for the administrative expenses of the contract.

The Annual Contract Charge will be deducted from the Variable Account Contract Value on each Contract Anniversary before the Start Date.

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We make the deduction from the Variable Account on a basis that reflects each Sub-Account's proportionate percentage of the Variable Account Contract Value.

If you request a full withdrawal of this contract on other than the Contract Anniversary, the full Annual Contract Charge will be deducted at the time of the withdrawal. We will also deduct the Administrative Charge accumulated since the last quarterly deduction.

The Annual Contract Charge will be waived if the Contract Value is greater than $50,000. On a non-discriminatory basis, we reserve the right to waive the Annual Contract Charge when the Contract Value is less than $50,000.

I.	Reserved Rights

We reserve the right, if permitted by applicable law, to:

1.	Create new variable accounts;
2.	Combine variable accounts, including the Variable Account;
3.	Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to contract Owners at our discretion;
4.	Substitute shares of one Fund for another;
5.

Reallocate assets of the Variable Account, which we determine to be associated with the class of contracts to which this contract belongs, to another variable account.

(If this type of reallocation is made, the term "Variable Account" as used in this contract will then mean the variable account to which the assets were reallocated);

6.	De-register the Variable Account under the Investment Company Act of 1940, if registration is no longer required;
7.	Make any changes required by the Investment Company Act of 1940;
8.	Operate the Variable Account as a management investment company under the Investment Company Act of 1940, or any other form permitted by law;
9.	Restrict or eliminate any voting privileges of contract Owners or other persons who have voting privileges as to the Variable Account.
J.	Redemption Fees

If applicable, we may deduct the amount of any redemption fees imposed by Funds as a result of withdrawals, transfers or other transactions initiated by an Owner, Beneficiary or Payee. Redemption fees, if any, are separate and distinct from "withdrawal charges" and are not included in the determination of any withdrawal charge limit or any withdrawal charge waiver (see Section 6).

Section 5 - Reallocations of Contract Value
A.	General

All Reallocations of Contract Value are subject to Frequent Trading Restrictions (see Section 8D).

Before the Start Date you may reallocate Contract Value among the Sub-Accounts subject to Frequent Trading Restrictions (see Section 8D). We make a reallocation:

1.	On the next Valuation Date after we receive your written instructions requesting the reallocation; or
2.	As of a Valuation Date you request which occurs thereafter.

To accomplish this reallocation, the appropriate Accumulation Units will be redeemed and their value will be reinvested in other Sub-Accounts as directed in your request.

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Reallocations are subject to the availability of Sub-Accounts.

On a non-discriminatory basis, we reserve the right to:

1.	Impose a charge of up to $25 for each reallocation of Contract Value;
2.	Establish minimum and maximum amounts for reallocations; and
3.	Reallocate the entire Contract Value remaining in a Sub-Account in the event that a reallocation request would bring such remaining Contract Value below a specified amount.

Allocation of Purchase Payments is governed by Section 3.

Section 6 - Withdrawals
A.	General

If permitted by law, you may request a full or partial withdrawal by sending us a written request. We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request.

This amount, less any charges, will normally be sent to you within seven days of our receipt of your written request.

B.	Order of Withdrawal

For purposes of calculating withdrawal charges, we assume Contract Earnings as of the Valuation Date next following our receipt of your request are withdrawn first, followed by amounts attributable to Purchase Payments on a first-in, first-out basis.

C.	Withdrawal Charge

For any amounts withdrawn that are subject to the withdrawal charge, we calculate the withdrawal charge this way:

Withdrawal charge = Contract Value withdrawn allocable to Purchase Payments X Withdrawal charge percentage(s)

The withdrawal charge percentage(s) is determined from the Table of Withdrawal Charges shown on the Contract Data Page.

In computing withdrawals, the withdrawal charge, if any, will be deemed a part of the withdrawal, but will not be received by you.

We will not apply the withdrawal charge to any portion of the Contract Value used to purchase an annuity payout.

D.	Full Withdrawal

For a full withdrawal of the Contract Value, we calculate the withdrawal value this way:

Withdrawal value = Contract Value Less withdrawal charge Less Administrative Charge Less Annual Contract Charge.

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We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section 12A, and we have no further obligation.

E	Partial Withdrawal

You may withdraw a portion of the Contract Value. For a partial withdrawal, we calculate the withdrawal value this way:

Withdrawal value = Contract Value withdrawn Less withdrawal charge.

Some, or all, of the amount withdrawn may be eligible for a waiver of the withdrawal charge as described in Section 6G.

On a non-discriminatory basis, we reserve the right to impose a charge not to exceed the lesser of 2% of the amount withdrawn or $25 for each partial withdrawal and to limit the number of partial withdrawals you may make.

Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under Section 6F. Following a partial withdrawal, the remaining Contract Value must be at least $1,000.

The withdrawal charges and any applicable taxes will not be included in the amount payable to you.

Unless we agree otherwise, the withdrawal will be made on a pro rata basis from the Contract Value.

F.	Systematic Withdrawals

You may make a written request to automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.

The minimum amount of each systematic withdrawal may not be less than $100.

Systematic withdrawals, in excess of the amount you can withdraw without withdrawal charges, will be subject to withdrawal charges.

Systematic withdrawals will end:

1.	When the election amount eligible for withdrawal falls below $100;
2.	When the contract ends due to election of an annuity payout, full withdrawal of the contract, or death of any Owner; or
3.	When you give us written notice to end this option.
G.	Partial Waiver of Withdrawal Charge

During a Contract Year, you may withdraw free of withdrawal charge amounts up to the sum of the Contract Earnings plus eligible Purchase Payments. Eligible Purchase Payments include 10% of all remaining Purchase Payments at the beginning of a Contract Year that are still subject to a withdrawal charge, plus 10% of additional Purchase Payments received during the Contract Year, plus 100% of all remaining Purchase Payments that are no longer subject to a withdrawal charge.

H.	Waiver of Withdrawal Charge for Disability

We will waive the withdrawal charge for withdrawals taken if you:

1.	become disabled within the meaning of Code Section 72(m)(7) after the Issue Date of this contract;
2.	are receiving Social Security disability or state long-term disability benefits; and
3.	notify us in writing of the disability prior to receiving the withdrawal.

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I.	Waiver of Withdrawal Charge for Extended Confinement

We will waive withdrawal charges if you have been confined to a Licensed Hospital or qualified Long Term Care Facility after the Issue Date and for a period of sixty (60) consecutive days prior to your request. Satisfactory proof of your confinement period will be required. To qualify, the Long Term Care Facility must:

1.	be licensed by an appropriate licensing agency to provide nursing care;
2.	provide 24-hour-a-day nursing services;
3.	have a doctor available for emergency situations;
4.	have a nurse on duty or on call at all times;
5.	maintain clinical records; and
6.	have appropriate methods for administering drugs.
J.	Waiver of Withdrawal Charge for Terminal Illness

If you develop a Terminal Illness, you may request a full withdrawal of the Contract Value equal to the death benefit. In the case of a Non-Natural Person Owner, this provision will cover the Annuitant named in the application.

The benefit is payable based on your Terminal Illness. Only one benefit will be paid under this provision. The benefit is payable in lieu of any other benefit payable under this contract.

The benefit will be determined as of the date the Notice of Terminal Illness is received at our Service Center. Upon payment of the benefit this contract terminates in accordance with Section 12.

In order for a Terminal Illness benefit to be payable the following conditions must be met:

1.	Diagnosis of Terminal Illness must occur prior to the Start Date; and
2.	Notice acceptable to us must be received prior to the Start Date and during your lifetime.

No benefit under this provision will be paid if your Terminal Illness results from intentional self-inflicted injuries.

K.	Total Waiver of Withdrawal Charge

We will waive the withdrawal charge if we elect to terminate the contract in accordance with Section 12 or Section 13I.

L.	Reduction in Withdrawal Charges

On a basis which does not discriminate among Owners of the same class, we reserve the right to reduce the withdrawal charges shown on the Contract Data Page.

M.	Federal Taxes

Some or all of the withdrawal may be income on which you must pay tax.

We must report such income according to the tax laws; this may differ from the way we charge withdrawals against the contract for purposes of assessing withdrawal charges.

We may also be required to withhold taxes from amounts otherwise payable. In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.

Section 7 - Annuity Benefits
A.	Application of Contract Value

Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout or a Variable Annuity Payout. The portion of the Contract Value we apply will be considered a partial withdrawal for the purposes of calculating the death benefit.

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If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $2,000, we may pay the withdrawal value of the amount to be annuitized in a lump sum.

We reserve the right to deduct premium taxes, if applicable, and other state or federal taxes from the Contract Value on any Annuity Payout Date, as required by law.

B.	Annuity Payout Options

You may select an annuity payout by sending us a written request. We must receive your request at least thirty (30) days before the annuity payout is scheduled to begin. If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age eighty-five (85), unless we are notified otherwise in writing.

The following options are available for annuity payouts:

Annuity Payout Option 1.
Life Income for One Annuitant

This option provides payments for the life of the Annuitant. If a fixed period certain is chosen, the period for which we guarantee annuity payments must be at least five years and no more than 30 years. The maximum guarantee period may not be longer than the life expectancy of the Annuitant. If the Annuitant dies before the end of the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section 7J.

If this option is elected, the Owner or Beneficiary, as applicable, must also choose one of the following:

a.	Payments cease at the death of the Annuitant; or
b.	Payments are guaranteed for a period within the range of five to 30 years; or
c.

Fixed-only cash refund: at the death of the Annuitant, the beneficiary under this option receives a lump-sum payment in an amount equal to the amount applied to the annuity (minus any applicable premium tax), minus the amount of payments made to the Annuitant.

Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the annuity option is chosen (if permitted by the Code).

For each $1,000 of Contract Value applied, the Annuity Payout Option 1 Tables on pages 17 to 19 show the guaranteed minimum rate for each installment under a Fixed Annuity Payout at 1.5%, and the rate used to determine the first installment under a Variable Annuity Payout using an assumed interest rate of 3.5% and an assumed interest rate of 5%. The rate depends upon:

1.	The period chosen; and
2.	The Annuitant's sex and adjusted age on his/her birthday nearest the date the first installment is due.

Annuity Payout Option 2.
Life Income for Two Annuitants

This option provides payments for the lives of the Annuitant and a second Annuitant. Payments continue until both Annuitants have died. If this option is elected, the Owner or Beneficiary, as applicable, must also choose one of the following:

a.	100% of the payment amount to continue after the first death; or
b.	66 2/3% of the payment amount to continue after the first death; or
c.	50% of the payment amount to continue after the first death; or
d.	100% of the payment amount to continue after the first death with payments guaranteed to the beneficiary after the second death for a period within the range of five to 30 years; or
e.	100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

Form No. 40065 11-04	13	IRA/NQ-M
f.

100% of the fixed-only payment amount to continue after the first death with a cash refund to the beneficiary after the second death. The amount of the cash refund is equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made.

Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the annuity option is chosen (if permitted by the Code).

For each $1,000 of Contract Value applied, the Annuity Payout Option 2 Tables on pages 20 to 25 show the guaranteed minimum rate for each installment at various ages under a Fixed Annuity Payout at 1.5%, and the rate used to determine the first installment under a Variable Annuity Payout using an assumed interest rate of 3.5% and an assumed interest rate of 5%.

Annuity Payout Option 3.
Payments for a Stated Period

We will pay the proceeds in equal installments over a minimum length of time of five (5) years. The maximum length of time that we will pay equal installments is thirty (30) years, but may not be longer than the life expectancy of the Annuitant. If payments for this option are under a Variable Annuity Payout, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within five years of the first payment, the lump-sum payment is treated as a withdrawal during the accumulation phase and any applicable withdrawal charge applies (see Section 6). Annuity Payout Option 3 Tables are shown on pages 26 to 28.

We may pay the proceeds under another annuity payout option that we may offer. Contact us for details.

C.	Change of Annuity Payout Date

Unless we agree otherwise, the first Annuity Payout Date must be at least 12 months after the Issue Date and is the first business day of the first calendar month in which an annuity payout will be made to you. You may change the date an annuity payout is scheduled to begin, including the Start Date, by giving us at least thirty (30) days written notice.

D.	Payments

Annuity payments will be made monthly unless we agree to a different payment schedule. We reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least $50 per month or $250 per year. We reserve the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1, 1993.

To calculate the first payment of a variable annuity or the guaranteed payments for a fixed annuity, we will use the Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age. The Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age is the person's age as of the birthday closest to the day annuity payments begin, reduced as follows:

1.	Reduced by two years for payments beginning before December 31, 2009;
2.	Starting on January 1, 2010, reduced by one additional year for payments beginning in each succeeding decade.

If a fixed annuity is elected, we will use the applicable current settlement option rates if they will provide higher fixed annuity payments.

E.	Fixed Annuity Payouts

The dollar amount of all payments is fixed during the entire period of annuity payments according to the provisions of the annuity payout option selected.

Guaranteed minimum Annuity Payout Option 1 and 2 rates for annuity payouts are based upon one-and-a-half percent (1.5%) yearly interest and sex distinct rates derived from 1983 Table a. Guaranteed minimum Annuity Payout Option 3 rates for annuity payouts are based upon one-and-a-half percent (1.5%) yearly interest.

Form No. 40065 11-04	14	IRA/NQ-M

Other annuity payout rates may be available, but rates will never be less than those shown for fixed annuity payments in the Annuity Payout Option 1, 2 and 3 Tables. Contact us for details.

F.	Variable Annuity Payouts

If you elect a Variable Annuity Payout, all or a portion of the Variable Account Contract Value is used to provide payments which:

1.	After the first payment, are not predetermined or guaranteed as to dollar amount; and
2.	Vary in amount with the investment experience of the Sub-Accounts.

Based upon the option chosen, the first payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

The Reallocations among Sub-Accounts before the Start Date are governed by Section 5.

G.	Determination of the First Variable Annuity Payment

If you elect a Variable Annuity Payout, the Contract Value from a Sub-Account, less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

1.	On the Valuation Date immediately preceding the tenth business day before payouts begin; and
2.	In accordance with the annuity payout option chosen.

The amount payable for the first payment for each $1,000 so applied under annuity payout options one, two, and three based upon an assumed interest rate of 3.5% and an assumed interest rate of 5%, are shown in the tables on pages 17 through 28.

H.	Variable Annuity Payouts After the First Annuity Payout

Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payouts is determined as follows:

1.

The dollar amount of the first Variable Annuity Payout is divided by the Annuity Unit value as of the Valuation Date immediately preceding the tenth business day before the payouts begin. This result establishes the number of Annuity Units for each monthly annuity payout after the first payout. This number of Annuity Units remains fixed during the annuity payout period.

2.

The fixed number of Annuity Units is multiplied by the Annuity Unit value as of the Valuation Date immediately preceding the tenth business day before the date the payout is due. The result establishes the dollar amount of the payout.

We guarantee the dollar amount of each payment after the first will not be affected by variations in mortality and expense experience.

I.	Annuity Unit Values

For each Sub-Account, the Annuity Unit value for any Valuation Period is equal to:

1.	The net investment factor for the Valuation Period for which the Annuity Unit value is being calculated (see Section 4F); multiplied by
2.	The Annuity Unit value for the preceding Valuation Period; multiplied by
3.

The daily factor to reflect the assumed annual interest rate adjusted for the number of days in the Valuation Period. The daily factor for an assumed annual interest rate of 5% is 0.9998663; for 3.5% it is 0.9999058.

The dollar value of an Annuity Unit value and the amount of a variable annuity payment may increase or decrease due to investment gain or loss.

We will not change the payment amount due to changes in mortality and expense results.

Form No. 40065 11-04	15	IRA/NQ-M
J.	Payment of Present Value

If an Annuitant(s) dies, any remaining guaranteed payments continue to the beneficiary named under the annuity option. Payments are made at least as rapidly as provided by the option in effect at the death of the Annuitant. Annuity payments to a beneficiary may not extend beyond (1) the life of the beneficiary, or (2) any period certain greater than the beneficiary's life expectancy as determined by the Code.

The beneficiary may also elect a lump-sum payment equal to the present value of any remaining guaranteed payments.

The interest rate used to determine the first annuity payment is used to calculate the present value. The present value is determined as of the next Valuation Date following our receipt of acceptable proof of death and a written claim for the death benefit.

Unless restricted by the Owner, if the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments is paid in a lump sum to the beneficiary's beneficiary or to the beneficiary's estate.

K.	Exchange of Annuity Units

After a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. The request must be expressed as a percentage of the allocation among the Sub-Accounts on which the variable payment is based. We reserve the right to restrict these reallocations to no more than five each calendar year. Reallocations are effective as of the next Valuation Date following our receipt of a reallocation request in a manner acceptable to us at our Service Center. All reallocations are subject to Frequent Trading Restrictions (see Section 8D).

Once annuity payouts start, no exchanges may be made to or from any fixed annuity.

Form No. 40065 11-04	16	IRA/NQ-M
Option 1: Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%

Payments Guaranteed for a Stated Period of Months
Adjusted Age of	None		60		120		180		240
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 3.43 3.51 3.59 3.68 3.77 3.87 3.97 4.08 4.20 4.32 4.45 4.59 4.74 4.90 5.07 5.26 5.45 5.66 5.88 6.12 6.38 6.65 6.94 7.25 7.58 7.94	$ 3.08 3.14 3.21 3.28 3.36 3.44 3.52 3.61 3.70 3.80 3.91 4.02 4.14 4.26 4.40 4.54 4.69 4.86 5.03 5.22 5.43 5.65 5.89 6.15 6.43 6.73	$ 3.42 3.50 3.58 3.67 3.76 3.86 3.96 4.06 4.18 4.30 4.43 4.56 4.71 4.86 5.03 5.20 5.39 5.58 5.79 6.01 6.24 6.49 6.75 7.03 7.32 7.62	$ 3.08 3.14 3.21 3.28 3.35 3.43 3.51 3.60 3.69 3.79 3.90 4.01 4.12 4.25 4.38 4.52 4.67 4.83 5.00 5.18 5.38 5.59 5.81 6.05 6.31 6.59	$ 3.40 3.48 3.55 3.64 3.72 3.81 3.91 4.01 4.11 4.23 4.34 4.47 4.60 4.73 4.87 5.02 5.17 5.33 5.50 5.67 5.84 6.02 6.20 6.39 6.57 6.76	$ 3.07 3.13 3.20 3.26 3.34 3.41 3.49 3.58 3.67 3.76 3.86 3.96 4.07 4.19 4.31 4.44 4.57 4.72 4.87 5.03 5.19 5.37 5.55 5.74 5.93 6.14	$ 3.36 3.43 3.50 3.57 3.65 3.73 3.82 3.91 4.00 4.09 4.19 4.29 4.39 4.49 4.60 4.71 4.81 4.92 5.03 5.13 5.23 5.33 5.43 5.52 5.60 5.68	$ 3.05 3.11 3.17 3.24 3.31 3.38 3.45 3.53 3.61 3.70 3.79 3.88 3.97 4.07 4.18 4.29 4.40 4.51 4.62 4.74 4.86 4.98 5.10 5.21 5.32 5.43	$ 3.29 3.35 3.41 3.48 3.54 3.61 3.68 3.75 3.82 3.89 3.96 4.03 4.09 4.16 4.23 4.29 4.35 4.41 4.46 4.51 4.55 4.60 4.63 4.66 4.69 4.72	$ 3.02 3.07 3.13 3.19 3.25 3.32 3.38 3.45 3.52 3.59 3.67 3.74 3.82 3.90 3.97 4.05 4.12 4.20 4.27 4.34 4.40 4.46 4.51 4.56 4.61 4.65

Rates are based on mortality from 1983 Table a.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	17	IRA/NQ-M
Option 1: Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%

Payments Guaranteed for a Stated Period of Months
Adjusted Age of	None		60		120		180		240
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 4.56 4.64 4.72 4.80 4.89 4.99 5.09 5.20 5.32 5.44 5.57 5.71 5.86 6.02 6.20 6.38 6.58 6.79 7.02 7.26 7.52 7.80 8.09 8.41 8.75 9.12	$ 4.20 4.26 4.32 4.39 4.46 4.54 4.62 4.71 4.80 4.90 5.00 5.11 5.23 5.36 5.49 5.64 5.79 5.95 6.13 6.32 6.53 6.75 6.99 7.26 7.54 7.85	$ 4.55 4.62 4.70 4.79 4.87 4.97 5.07 5.17 5.29 5.41 5.53 5.67 5.81 5.97 6.13 6.31 6.49 6.69 6.89 7.11 7.35 7.59 7.85 8.12 8.41 8.71	$ 4.19 4.25 4.32 4.38 4.46 4.53 4.61 4.70 4.79 4.88 4.99 5.09 5.21 5.33 5.46 5.60 5.75 5.91 6.08 6.26 6.45 6.66 6.89 7.13 7.39 7.66	$ 4.51 4.58 4.66 4.74 4.82 4.91 5.00 5.10 5.20 5.31 5.42 5.54 5.66 5.79 5.93 6.07 6.22 6.38 6.53 6.70 6.86 7.03 7.21 7.38 7.55 7.73	$ 4.18 4.24 4.30 4.36 4.43 4.50 4.58 4.66 4.75 4.84 4.93 5.03 5.14 5.25 5.37 5.49 5.63 5.76 5.91 6.06 6.23 6.39 6.57 6.75 6.94 7.13	$ 4.45 4.51 4.58 4.65 4.73 4.80 4.88 4.96 5.05 5.14 5.23 5.32 5.42 5.51 5.61 5.71 5.81 5.91 6.01 6.11 6.20 6.29 6.38 6.46 6.53 6.61	$ 4.15 4.21 4.26 4.32 4.39 4.46 4.53 4.60 4.68 4.76 4.84 4.93 5.02 5.11 5.21 5.31 5.41 5.52 5.63 5.74 5.85 5.96 6.07 6.17 6.28 6.38	$ 4.36 4.42 4.48 4.53 4.59 4.65 4.72 4.78 4.84 4.91 4.97 5.03 5.09 5.16 5.21 5.27 5.32 5.38 5.42 5.47 5.51 5.54 5.57 5.60 5.63 5.65	$ 4.11 4.16 4.21 4.27 4.32 4.38 4.44 4.50 4.57 4.63 4.70 4.77 4.84 4.91 4.98 5.05 5.12 5.18 5.25 5.31 5.37 5.42 5.47 5.51 5.55 5.59

Rates are based on mortality from 1983 Table a.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	18	IRA/NQ-M
Option 1: Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%

Payments Guaranteed for a Stated Period of Months
Adjusted Age of	None		60		120		180		240
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 5.48 5.55 5.63 5.71 5.80 5.89 5.99 6.10 6.21 6.33 6.46 6.60 6.75 6.91 7.09 7.27 7.47 7.68 7.91 8.15 8.41 8.69 8.99 9.31 9.65 10.02	$ 5.12 5.17 5.23 5.30 5.37 5.44 5.52 5.60 5.69 5.79 5.89 6.00 6.11 6.23 6.37 6.51 6.66 6.82 7.00 7.19 7.39 7.62 7.86 8.12 8.41 8.72	$ 5.46 5.53 5.61 5.69 5.77 5.86 5.96 6.06 6.17 6.29 6.41 6.55 6.69 6.84 7.00 7.18 7.36 7.55 7.76 7.98 8.21 8.45 8.70 8.97 9.26 9.55	$ 5.11 5.17 5.23 5.29 5.36 5.43 5.51 5.59 5.67 5.77 5.87 6.97 6.08 6.20 6.33 6.46 6.61 6.76 6.93 7.11 7.30 7.51 7.73 7.97 8.23 8.50	$ 5.41 5.48 5.55 5.62 5.70 5.79 5.87 5.97 6.06 6.17 6.28 6.39 6.51 6.64 6.77 6.91 7.05 7.20 7.35 7.51 7.67 7.83 8.00 8.16 8.33 8.50	$ 5.09 5.14 5.20 5.26 5.33 5.39 5.47 5.54 5.62 5.71 5.80 5.90 6.00 6.10 6.22 6.34 6.46 6.60 6.74 6.89 7.04 7.21 7.38 7.55 7.73 7.92	$ 5.34 5.40 5.46 5.53 5.60 5.67 5.74 5.82 5.90 5.98 6.06 6.15 6.24 6.33 6.42 6.52 6.61 6.70 6.80 6.89 6.97 7.06 7.14 7.21 7.29 7.35	$ 5.06 5.11 5.16 5.22 5.27 5.34 5.40 5.47 5.54 5.61 5.69 5.77 5.86 5.95 6.04 6.13 6.23 6.33 6.43 6.54 6.64 6.74 6.85 6.95 7.04 7.14	$ 5.24 5.29 5.34 5.40 5.45 5.51 5.56 5.62 5.68 5.74 5.79 5.85 5.91 5.96 6.02 6.07 6.12 6.16 6.21 6.25 6.28 6.32 6.35 6.37 6.39 6.41	$ 5.01 5.05 5.10 5.15 5.20 5.25 5.31 5.37 5.42 5.48 5.55 5.61 5.67 5.73 5.80 5.86 5.92 5.99 6.04 6.10 6.15 6.20 6.25 6.29 6.33 6.36

Rates are based on mortality from 1983 Table a.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	19	IRA/NQ-M
Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%
Adjusted Ages					payments guaranteed
Annuitant	Second Annuitant	Option 2a	Option 2b	Option 2c	10 years Option 2d	Option 2e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 2.88 3.08 3.28 3.20 3.46 3.71 3.60 3.95 4.30 4.15 4.64 5.13 4.91 5.60 6.30	$ 3.23 3.43 3.66 3.62 3.90 4.20 4.14 4.52 4.94 4.86 5.39 5.99 5.84 6.62 7.50	$ 3.43 3.64 3.89 3.88 4.16 4.50 4.48 4.87 5.34 5.30 5.86 6.55 6.45 7.28 8.29	$ 2.88 3.08 3.28 3.19 3.45 3.71 3.60 3.94 4.28 4.14 4.60 5.06 4.86 5.48 6.04	$ 3.31 3.43 3.55 3.72 3.89 4.05 4.28 4.51 4.73 5.03 5.37 5.68 6.07 6.57 7.02

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	20	IRA/NQ-M
Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%
Adjusted Ages					payments guaranteed
Annuitant	Second Annuitant	Option 2a	Option 2b	Option 2c	10 years Option 2d	Option 2e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 2.95 3.08 3.20 3.28 3.46 3.60 3.71 3.95 4.15 4.30 4.64 4.91 5.13 5.60 6.00	$ 3.26 3.43 3.62 3.66 3.90 4.14 4.20 4.52 4.86 4.94 5.39 5.84 5.99 6.62 7.25	$ 3.43 3.64 3.88 3.89 4.16 4.48 4.50 4.87 5.30 5.34 5.86 6.45 6.55 7.28 8.09	$ 2.95 3.08 3.19 3.28 3.45 3.60 3.71 3.94 4.14 4.28 4.60 4.86 5.06 5.48 5.79	$ 3.17 3.25 3.31 3.56 3.67 3.75 4.08 4.23 4.34 4.80 5.00 5.16 5.82 6.12 6.34

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Female and the Second Annuitant is Male.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	21	IRA/NQ-M
Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%
Adjusted Ages					payments guaranteed
Annuitant	Second Annuitant	Option 2a	Option 2b	Option 2c	10 years Option 2d	Option 2e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 3.97 4.16 4.34 4.27 4.51 4.76 4.66 4.99 5.34 5.19 5.67 6.16 5.95 6.64 7.33	$ 4.35 4.54 4.76 4.73 4.99 5.29 5.25 5.61 6.03 5.97 6.49 7.10 6.96 7.73 8.62	$ 4.56 4.76 5.00 5.00 5.27 5.60 5.61 5.99 6.46 6.44 6.99 7.68 7.61 8.43 9.45	$ 3.97 4.15 4.34 4.26 4.50 4.75 4.65 4.98 5.31 5.17 5.62 6.07 5.87 6.48 7.02	$ 4.42 4.54 4.64 4.83 4.98 5.13 5.39 5.60 5.81 6.14 6.47 6.77 7.20 7.68 8.13

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	22	IRA/NQ-M
Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%
Adjusted Ages					payments guaranteed
Annuitant	Second Annuitant	Option 2a	Option 2b	Option 2c	10 years Option 2d	Option 2e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 4.03 4.16 4.27 4.34 4.51 4.66 4.76 4.99 5.19 5.34 5.67 5.95 6.16 6.64 7.04	$ 4.36 4.54 4.73 4.76 4.99 5.25 5.29 5.61 5.97 6.03 6.49 6.96 7.10 7.73 8.39	$ 4.55 4.76 5.00 5.00 5.27 5.61 5.60 5.99 6.44 6.46 6.99 7.61 7.68 8.43 9.29	$ 4.03 4.15 4.26 4.34 4.50 4.65 4.75 4.98 5.17 5.31 5.62 5.87 6.07 6.48 6.79	$ 4.41 4.54 4.83 4.64 4.98 5.39 5.13 5.60 6.14 5.81 6.47 7.20 6.77 7.68 8.70

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Female and the Second Annuitant is Male.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	23	IRA/NQ-M
Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%
Adjusted Ages					payments guaranteed
Annuitant	Second Annuitant	Option 2a	Option 2b	Option 2c	10 years Option 2d	Option 2e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 4.88 5.04 5.21 5.15 5.37 5.61 5.52 5.83 6.17 6.04 6.49 6.97 6.77 7.45 8.14	$ 5.26 5.44 5.65 5.63 5.87 6.16 6.14 6.49 6.90 6.84 7.35 7.96 7.84 8.60 9.49	$ 5.48 5.66 5.89 5.91 6.16 6.49 6.51 6.87 7.33 7.34 7.87 8.56 8.51 9.33 10.35	$ 4.88 5.04 5.21 5.14 5.37 5.60 5.51 5.82 6.13 6.00 6.44 6.87 6.68 7.27 7.80	$ 5.34 5.43 5.53 5.73 5.86 6.01 6.28 6.47 6.67 7.03 7.33 7.62 8.08 8.55 8.98

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	24	IRA/NQ-M
Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%
Adjusted Ages					payments guaranteed
Annuitant	Second Annuitant	Option 2a	Option 2b	Option 2c	10 years Option 2d	Option 2e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 4.93 5.04 5.15 5.21 5.37 5.52 5.61 5.83 6.04 6.17 6.49 6.77 6.97 7.45 7.86	$ 5.27 5.44 5.63 5.65 5.87 6.14 6.16 6.49 6.84 6.90 7.35 7.84 7.96 8.60 9.28	$ 5.46 5.66 5.91 5.89 6.16 6.51 6.49 6.87 7.34 7.33 7.87 8.51 8.56 9.33 10.20	$ 4.93 5.04 5.14 5.21 5.37 5.51 5.60 5.82 6.00 6.13 6.44 6.68 6.87 7.27 7.57	$ 5.19 5.43 5.73 5.53 5.86 6.28 6.01 6.47 7.03 6.67 7.33 8.08 7.62 8.55 9.59

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Female and the Second Annuitant is Male.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40065 11-04	25	IRA/NQ-M
Option 3: Payments for a Stated Period

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%
Years	Guaranteed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50%	$ 17.28 14.51 12.53 11.04 9.89 8.96 8.21 7.58 7.05 6.59 6.20 5.85 5.55 5.27 5.03 4.81 4.62 4.44 4.28 4.13 3.99 3.86 3.75 3.64 3.54 3.44	$ 51.79 43.47 37.54 33.09 29.63 26.86 24.59 22.71 21.11 19.75 18.56 17.53 16.61 15.80 15.08 14.43 13.84 13.30 12.81 12.37 11.95 11.57 11.22 10.90 10.60 10.31	$ 103.38 86.79 74.94 66.05 59.14 53.61 49.10 45.33 42.15 39.42 37.06 34.99 33.17 31.55 30.10 28.80 27.62 26.55 25.58 24.68 23.86 23.11 22.41 21.76 21.15 20.59	$ 206.00 172.93 149.32 131.61 117.84 106.83 97.83 90.33 83.98 78.55 73.84 69.72 66.09 62.86 59.98 57.38 55.04 52.91 50.97 49.19 47.55 46.04 44.65 43.35 42.15 41.02

Form No. 40065 11-04	26	IRA/NQ-M
Option 3: Payments for a Stated Period

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%
Years	Assumed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50%	$ 18.12 15.35 13.38 11.90 10.75 9.83 9.09 8.46 7.94 7.49 7.10 6.76 6.47 6.20 5.97 5.75 5.56 5.39 5.24 5.09 4.96 4.84 4.73 4.63 4.53 4.45	$ 54.19 45.92 40.01 35.59 32.16 29.42 27.18 25.32 23.75 22.40 21.24 20.23 19.34 18.55 17.85 17.22 16.65 16.13 15.66 15.24 14.85 14.49 14.15 13.85 13.57 13.30	$ 107.92 91.44 79.69 70.88 64.05 58.59 54.13 50.42 47.29 44.62 42.31 40.29 38.51 36.94 35.54 34.28 33.15 32.13 31.19 30.34 29.56 28.85 28.19 27.58 27.02 26.49	$ 213.99 181.32 158.01 140.56 127.00 116.18 107.34 99.98 93.78 88.47 83.89 79.89 76.37 73.25 70.47 67.98 65.74 63.70 61.85 60.17 58.62 57.20 55.90 54.69 53.57 52.53

Form No. 40065 11-04	27	IRA/NQ-M
Option 3: Payments for a Stated Period

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%
Years	Assumed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00%	$ 18.74 15.99 14.02 12.56 11.42 10.51 9.77 9.16 8.64 8.20 7.82 7.49 7.20 6.94 6.71 6.51 6.33 6.17 6.02 5.88 5.76 5.65 5.54 5.45 5.36 5.28	$ 56.00 47.77 41.90 37.52 34.11 31.40 29.19 27.36 25.81 24.50 23.36 22.37 21.51 20.74 20.06 19.46 18.91 18.42 17.98 17.57 17.20 16.87 16.56 16.28 16.01 15.77	$ 111.33 94.96 83.30 74.58 67.81 62.42 58.03 54.38 51.31 48.69 46.44 44.47 42.75 41.23 39.88 38.68 37.59 36.62 35.73 34.93 34.20 33.53 32.92 32.35 31.83 31.35	$ 219.98 187.64 164.59 147.35 133.99 123.34 114.66 107.45 101.39 96.21 91.75 87.88 84.48 81.47 78.80 76.42 74.28 72.35 70.61 69.02 67.57 66.25 65.04 63.93 62.90 61.95

Form No. 40065 11-04	28	IRA/NQ-M
Section 8 - General Provisions
A.	Beneficiary Change

You have the right to name an Irrevocable Beneficiary on the application.

You may add a Beneficiary or change the Beneficiary by written request during your lifetime if:

1.	The contract is in force; and
2.	We have the written consent of each Irrevocable Beneficiary.

If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.

Any addition or change of Beneficiary should be sent to our Service Center.

The addition or change will take effect on the date you signed the request. But, it will not affect any payment or action we make before we receive and record that request.

B.	Beneficiaries' Succession of Interest

If no Beneficiary is named, or if no Beneficiary survives you, we will pay your estate.

If a Beneficiary survives you, but dies before receiving his/her full share, we will pay his/her share in the following order, unless you requested otherwise in writing:

1.	To any surviving Beneficiary, in the same class of Beneficiary;
2.	To any Contingent Beneficiary;
3.	To the Beneficiary's surviving spouse;
4.	Equally to the Beneficiary's surviving children; or
5.	To the Beneficiary's estate.
C.	Evidence of Survival

We may require proof that a person is alive on the Required Distribution Date, the Start Date, or at any time thereafter.

D.	Frequent Trading Restrictions

We will monitor all applicable reallocation of Contract Value activity and will restrict transactions that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying Sub-Account within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular Sub-Account, at any time without prior notice, if required by the underlying Fund(s) in which the Sub-Account invests and/or by state or federal regulatory requirements.

E.	Incontestability

This contract has a two-year contestable period running from its Issue Date. After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 12.

F.	Misstatement of Age

If the Annuitant's age is misstated, the Required Distribution Date and/or the Start Date will be adjusted to reflect the Annuitant's true age.

If age or sex has been misstated and payments have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the Annuitant's true age or sex.

Form No. 40065 11-04	29	IRA/NQ-M

If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.

We have the right to require proof of an Annuitant's age before we make payment under any Fixed or Variable Annuity Payout.

G.	Nonparticipating

The contract does not share in our profits or surplus. No dividends are paid under this contract.

H.	Payments and Settlements

All payments and settlements we make are payable from our Service Center. We may require that this contract be returned before payments and settlements are made.

I.	Proof of Death

We accept any of the following as proof of death:

1.	A certified copy of a death certificate;
2.	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
3.	Any other proof satisfactory to us.
J.	Protection of Proceeds

Payments we make under this contract:

1.	May not be assigned before they are due; and
2.	Except as permitted by law, are not subject to claims of creditors or legal process.
K.	Tax Withholding

We will withhold taxes from any payment made when required by law or regulation.

L.	Yearly Statement

At least once each Contract Year, we will send you a report showing the Contract Value.

Section 9 - Payments at Death
A.	General

At the Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

When an Owner dies before the Start Date, the individual entitled to the death benefit is the first person in priority order, among the following, who is alive on the date of Owner's death:

1.	Joint Owner, if any; or
2.	Primary Beneficiary; or
3.	Contingent Beneficiary.

If none of the persons above are alive on the date of Owner's death, the death benefit will then be paid to Owner's estate.

If the designated Beneficiary, as determined above, is the Owner's surviving legal spouse, the legal spouse has the additional option to continue the contract as the Owner.

Your surviving legal spouse would then have all ownership rights described in the contract.

Form No. 40065 11-04	30	IRA/NQ-M

At subsequent withdrawal, any withdrawal charge applicable to Purchase Payments made prior to the date we receive due proof of the original Owner's death will be waived. Any Purchase Payments paid later will be subject to any applicable withdrawal charge.

B.	Death Benefit Before the Start Date

If the first Owner listed on the contract is living and the Annuitant dies before the Start Date, we will automatically name the first Owner as the successor Annuitant. There will be no change in status if there is only one Owner and one of the Annuitants dies.

You may also surrender the contract. However, if you surrender the contract, withdrawal charges may apply.

If the Owner is a Non-Natural Person and the Annuitant dies before the Start Date, the death benefit will be payable upon the Annuitant's death.

The amount of the death benefit is the Contract Value on the Death Benefit Valuation Date.

C.	Death Benefit Valuation Date

The Death Benefit Valuation Date is the Valuation Date following the date we receive both:

1.	Proof of your death; and
2.	The Beneficiary's written request in a form which we approve for:
a.	A single sum payment; or
b.	An annuity payout permitted by Code Section 408(b)(3).
D.	Payment of Death Benefit

If the Beneficiary elects a single sum payment of the death benefit, we will make payment within seven days after the Death Benefit Valuation Date.

If an annuity payout is requested, it may be any annuity payout:

1.	That could have been selected under Section 7; and
2.	Which is permitted by Code Sections 401(a)(9), 408(b)(3), and the regulations thereunder.
E.	Death Benefit On or After the Start Date

On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

F.	Interest on Death Benefit

Any death benefit paid under this contract from the Variable Account will not include interest.

Section 10 - Restrictions on Distributions
A.	General

This section restricts how distributions may be made at death. It refers to Code Section 72(s), and the regulations thereunder. This section modifies any other provision in the contract to the contrary.

B.	Required Distribution Upon Death

If you die after distribution of your interest has commenced, but before the entire interest has been distributed, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used immediately preceding your death.

Form No. 40065 11-04	31	IRA/NQ-M

If you die before distribution has commenced or distribution has commenced for only a portion of your interest, the Death Benefit must be distributed within five (5) years of your death. However, proceeds which are payable to a named Beneficiary who is a Natural Person may be distributed in substantially equal installments over his/her lifetime or a period certain not exceeding the life expectancy of the Beneficiary provided such distribution commences not later than one year after your death occurred.

If you die either before or after distributions have commenced and the sole Beneficiary is your surviving spouse, he or she may continue the contract as Owner. If your surviving spouse chooses to continue the contract, all contract provisions will apply to him or her as if he or she were the original Owner. These provisions include application of the withdrawal charge in Section 6C for any Purchase Payments made after we receive due proof of the Owner's death.

11 - Amendment and Disclaimer
A.	Amendment

We reserve the right to amend this contract in order to include any future changes relating to this contract's remaining qualified for treatment as an annuity contract under the following:

1.	The Code; and
2.	IRS rulings and regulations; and
3.	Any requirements imposed by the Internal Revenue Service.
B.	Disclaimer

We will be under no obligation for any of the following:

1.	To determine whether a Purchase Payment, distribution or transfer under the contract complies with the provisions, terms and conditions of each plan or with applicable law;
2.	To administer such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984; or
3.	For any tax penalties owed by any party resulting from failure to comply with the Code and IRS rulings, regulations, and requirements applicable to this contract.
Section 12 - Termination
A.	Termination

This contract will end on the earliest of the following:

1.	When the entire withdrawal value is withdrawn on or before the Start Date; or
2.	When the Contract Value is paid in a lump sum as the death benefit before the Start Date.

In addition, if:

1.	You have not made any Purchase Payments for a period of two full years; and
2.	The guaranteed monthly benefit under the life annuity with payments for 10 or 20 years would be less than $20 per month when you reach age 71, or at the end of Contract Year 12, whichever is later;

then, we may terminate the contract by payment of the current Contract Value. When we terminate the contract pursuant to this provision, we do not deduct any charges at withdrawal.

Form No. 40065 11-04	32	IRA/NQ-M
Section 13 - If Your Contract Is an IRA
A.	General

If you purchased this contract as an Individual Retirement Annuity subject to Code Section 408(b)(IRA), this Section applies and in the case of a conflict with any provisions in the contract this Section controls.

If you have questions about IRA requirements, consult your personal tax adviser.

B.	Owner

For an IRA:

1.	You must be the Annuitant.
2.	Joint Ownership is not permitted.
3.	You cannot name a different Owner for the contract.
4.	The contract is established for your exclusive benefit and the exclusive benefit of your Beneficiaries.
5.	You may not borrow money from the contract.
6.	Your interest in the contract is non-transferable.
7.

You cannot sell, assign, pledge, or use as collateral for a loan or as security for the performance of an obligation or for any other purpose, your interest in the contract to any person other than the issuer of the contract or to a spouse incident to a divorce under the provisions of Code Section 408(d)(6).

8.	Your entire interest in the contract is nonforfeitable.
C.	Contribution

Any contribution must be in cash or a cash equivalent.

Except in the case of a qualified rollover as permitted by Code Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), the total contributions shall not exceed the maximum amount allowable by law for any taxable year.

Notwithstanding the previous sentence, an Owner aged 50 or older may make catch-up contributions to the contract over and above the maximum contribution amount otherwise permitted each year to the extent permitted under Code Section 219(b)(5)(B).

The contract shall accept rollover contributions of amounts that are considered rollover eligible amounts in accordance with Code Section 402(C)(4) from an eligible retirement plan described in Code Section 402(C)(8)(B). Such rollover contributions may include amounts that would be otherwise includible in income (pre-tax contributions) or amounts that are not includible in income (post-tax contributions), or both. The contract shall not account for pre-tax and post-tax contributions separately.

No contribution may be made on your behalf for the tax year you reach age 70 1/2 and any year thereafter.

You have the sole responsibility for determining whether the contribution meets applicable income tax requirements.

If we receive a contribution greater than that permitted by law, you may make a written request to withdraw the excess in accordance with the Code, subject to applicable tax penalties.

D.	IRA Distribution Requirements

All distributions will be made in accordance with the requirements of Code Section 401(a)(9) as amended and applicable regulations thereunder.

Form No. 40065 11-04	33	IRA/NQ-M

You must elect to take a distribution under the contract on or before the required beginning date. This date commences no later than April 1 of the calendar year following the calendar year in which you attain age

70 1/2.

An exception to this rule is that you may tell us in writing that you are using another acceptable source under federal law to meet distribution requirements.

Distributions for each calendar year after the year you become 70 1/2 (including the year of your required beginning date) must be made by each December 31.

You or your Beneficiary, as applicable, have the sole responsibility for telling us when to begin distributions and requesting a distribution that complies with applicable law.

Such distribution will be payable in equal amounts, no less frequently than annually.

Distributions will be made:

1.	In a lump sum;
2.	Over your life;
3.	Over the lives of you and your Beneficiary;
4.	Over a period certain not exceeding your life expectancy; or
5.	Over a period certain not exceeding the joint and last survivor life expectancy of you and your Beneficiary.

Distributions must be either non-increasing or they may increase only as provided under applicable Federal Income Tax Regulations.

If your entire interest is to be distributed in other than a single lump sum, the minimum amount to be distributed each year will be determined according to Code Section 408(b)(3). The distribution will start on the required beginning date and will continue each year thereafter.

E.	Death Benefit Before the Required Start Date

If you die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

However, proceeds which are payable to a named Beneficiary who is a Natural Person may be distributed in equal installments over:

1.	The lifetime of the Beneficiary; or
2.

A period not exceeding the life expectancy of the Beneficiary, provided such distribution begins no later than December 31 following the calendar year in which your death occurred. If the Beneficiary is your surviving legal spouse, he or she may elect to receive equal or substantially equal distributions over the life or life expectancy of the surviving legal spouse. Distribution to your surviving legal spouse must begin on or before the later of December 31 of the calendar year immediately following the calendar year in which you died or December 31 of the calendar year in which you would have attained age 70 1/2.

If the Beneficiary is your surviving legal spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving legal spouse makes a regular IRA contribution to the contract, makes a rollover to or from the contract or fails to elect to receive a distribution in accordance with the above provisions of this Section applicable to a Beneficiary who is surviving legal spouse.

F.	Death Benefit On or After the Required Start Date

If you die after distribution of your interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

Form No. 40065 11-04	34	IRA/NQ-M
G.	Determining Life Expectancy For Distributions

As used in this document, life expectancy and joint and last survivor life expectancy will be determined in accordance with Code Section 401(a)(9) as amended and any applicable regulations thereunder.

In the case of required distributions, life expectancy of you and your Beneficiary will be initially determined based on your attained ages in the year you reach age 70 1/2.

In the case of the death benefit, the life expectancy will be initially determined on the basis of your Beneficiary's attained age in the year distributions are required to commence.

Unless you (or your legal spouse) elect otherwise, prior to the time distributions are required to commence, your life expectancy (and, if applicable, your legal spouse's life expectancy) will be recalculated annually based on your attained ages in the year for which the required distribution is being determined.

The life expectancy of a non-legal spouse Beneficiary will not be recalculated.

H.	Disclaimer

We will be under no obligation for any of the following:

1.

For any tax or tax penalties an Owner, Annuitant, or Beneficiary may owe resulting from failure to comply with the requirements imposed by the Code or by any other applicable federal or state law, rule or regulation;

2.	To determine whether the contribution, distribution, or transfer under the contract complies with the provisions, terms, and conditions of any plan or with applicable law, rule or regulation;
3.	To administer any plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984;
4.	To provide any notification or reports required to be made by an employer or any other entity;
5.	To verify or make provisions to ensure that the contribution was received by us within any deadlines prescribed by law or otherwise; or
6.	To effect the correction of any excess contribution.
I.	Termination

This contract will end on the earliest of the following:

1.	When the entire withdrawal value is withdrawn on or before the Start Date;
2.	When the Contract Value is paid in a lump sum as the death benefit before the Start Date; or
3.	When the entire Contract Value is withdrawn to purchase an annuity payout option.

If permitted by law, we reserve the right to terminate the contract if you have not made any contributions for a period of two full consecutive years and any annuity benefits at the Start Date would be less than $20 per month. In that situation, we will pay you the current Contract Value. When we terminate pursuant to this provision, we do not deduct any charges at withdrawal.

Section 14 - If Your Contract Is a ROTH IRA
A.	General

If you purchased this contract as an Individual Retirement Annuity subject to Code Section 408(A)(ROTH IRA), this Section applies and in the case of a conflict with any provisions in the contract this Section controls.

If you have questions about ROTH IRA requirements, consult your personal tax adviser.

Form No. 40065 11-04	35	IRA/NQ-M
B.	General Contribution Rules

You may vary the amount of your annual contribution. Contributions are subject to the limitations described below. You may make contributions after you have attained age 70 1/2. Other than conversion IRA's or rollover contributions, only cash contributions will be accepted. Qualified rollover contributions, as defined in Code Section 408(A)(e), conversions and transfers from other ROTH IRA's will be accepted. Such contributions are subject to any limitations set forth in the contract. No other contributions will be accepted.

C.	Limitations on Contributions

Contributions to the contract, other than rollover contributions or transfers, may not exceed such dollar amounts as permitted under Code Section 219(b)(5)(A) or any higher limit allowed by law for any taxable year. Notwithstanding the previous sentence, an Owner aged 50 or older may make catch-up contributions to the contract over and above the maximum contribution amount otherwise permitted each year to the extent permitted under Code Section 219(b)(5)(B). Active participation (as defined in Code Section 219(g) in an employer's qualified plan does not reduce the amount of your permissible contribution.

D.	Required Distributions

You may begin distributions from your ROTH IRA during your lifetime, although you are not required to. Upon your death, distributions must be paid to your Beneficiary as follows:

A.

If your surviving spouse is not your sole Beneficiary, the remaining interest in your contract must be redistributed. The Beneficiary must elect to take his or her distribution in one of the following ways:

1.	The Beneficiary's entire interest must be distributed by December 31 of the year containing the fifth anniversary of your death.
2.

The Beneficiary's entire interest must be distributed over a period not exceeding his or her life expectancy. If this alternative is selected, payments must begin by December 31 of the year following your death. Use the following method to calculate the minimum annual payment under this alternative:

Obtain the value of your entire interest in the contract as of close of business December 31 of the preceding year.

Divide this value by the life expectancy of the Beneficiary using his or her attained age. The attained age is the Beneficiary's age as of his or her birthday in the year distributions must begin.

Subtract one for each subsequent year.

Life expectancy will be determined in accordance with Code Section 401(a)(9) and applicable regulations thereunder.

3.	If your surviving spouse is the sole Beneficiary, no distribution is required at your death. The surviving spouse may choose to become the Owner of your contract.
B.

Notwithstanding the above, distributions will be made to your Beneficiary in accordance with IRS rules for minimum required distributions in accordance with Code Section 401(a)(9) as amended, and any applicable regulations thereunder.

E.	No Option Chosen

If no form of payment to the Beneficiary is chosen, we will pay the death proceeds in a lump sum to whomever is entitled to them.
F.	Penalty for Premature Distributions

If distributions under this contract are not "qualified distributions", a penalty tax may result. Qualified distributions are defined at Code Section 408(A)(d) and other applicable rules.

Form No. 40065 11-04	36	IRA/NQ-M
G.	Non-Transferability

Neither you nor your Beneficiary may transfer or assign your contract.

H.	Ownership Interest

Your ownership interest in your contract is nonforfeitable.

I.	Reports

We will send you annual information as required under the Code.

J.	Disclaimer

Notwithstanding anything else in the contract, the provisions of this Section are controlling. Other provisions not consistent with Code Section 408(A), related regulations, and other published guidance, will be invalid. All other terms and conditions of the contract remain unchanged. If any provisions of this Section conflict with any provision of the Code applicable to 408(A) annuities, the Code provisions will govern.

You are responsible for compliance with Code requirements relating to a ROTH IRA. We are not liable for any tax penalties on amounts paid out or applied to the contract.

Form No. 40065 11-04	37	IRA/NQ-M
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Form No. 40065 11-04	IRA/NQ-M
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Form No. 40065 11-04	IRA/NQ-M
FLEXIBLE PURCHASE PAYMENT INDIVIDUAL DEFERRED
ANNUITY CONTRACT

Nonparticipating

VARIABLE ACCUMULATION
VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS

NOTICE

To make Purchase Payments, make a claim,
or exercise your rights under this contract, please write or call us at:

ING SERVICE CENTER
P.O. Box 5050
Minot, North Dakota 58702-5050
877-884-5050

Please include your contract number in all correspondence.

RELIASTAR LIFE INSURANCE COMPANY
A Stock Company
20 Washington Avenue South
Minneapolis, Minnesota 55401

ING SERVICE CENTER
2000 21st Avenue NW
Minot, North Dakota 58703

Form No. 40065 11-04	IRA/NQ-M